THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after
___________, 2018

FORM OF WARRANT TO PURCHASE SHARES

This Warrant is issued to [__________] (“Holder”) by CNS Response, Inc., a Delaware corporation (the “Company”), in connection with the contemporaneous issuance to the Holder of a Note in the aggregate principal amount of $[__________] (the “Note”).  All capitalized terms not defined in this Warrant shall have the meaning ascribed to them in the Note.

1.           Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to [__________] fully paid and nonassessable Shares (as defined below) at the Exercise Price (as defined below).

2.           Definitions.

(a)           Exercise Price.  The exercise price for the Shares initially shall be $0.30 per share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

(b)           Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(c)           The Shares.  The term “Shares” shall mean shares of the Company’s common stock, par value $0.001 per share.

3.           Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with the terms hereof, the holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(i)      the surrender of the Warrant, together with a notice of exercise in substantially the form attached hereto as Exhibit A to the Secretary of the Company at its principal offices; and

(ii)      the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, either in cash (through a check payable to the Company or by wire transfer to an account designated by the Company) or as provided in Section 4 below.

4.           Net Exercise.                      In lieu of making a cash payment upon the exercise of this Warrant, the holder of this Warrant may, at such holder’s option. elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X =                  A

Where

X --	The number of Shares to be issued to the holder of this Warrant.

Y --	The number of Shares purchasable under this Warrant.

A --	The fair market value of one Share.

B --	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Share shall mean the closing price of the Shares quoted in the over-the-counter market or any exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal on the date of determination of fair market value.  If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s board of directors.

5.           Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

6.           Issuance of Shares.  The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.           Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof, including Sections 7(a), shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)           Ratchet. In the event the Company shall issue Shares, or securities convertible, exchangeable or exercisable into Shares (excluding in each case shares issued (i) in any of the transactions described in Subsections (a) and (b) above, (ii) upon exercise of options granted to the Company’s employees, directors, consultants or officers under a plan or plans or individual compensation arrangements adopted by the Company’s board of directors, if such shares would otherwise be included in this Subsection (c), (iii) upon conversion of shares or exercise of options and warrants outstanding as of the date hereof, or (iv) to shareholders of any Company which merges into the Company in proportion to their stock holdings of such Company immediately prior to such merger, upon such merger), for consideration per share, exercise price per share, conversion price per share or exchange price per share (as the case may be)(“Offering Price”) less than the then applicable Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such Offering Price and the number of shares issuable upon exercise of this Warrant shall be proportionately increased immediately thereafter.  Such adjustments shall be made successively whenever any such issuance is made.

(d)           Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.           Representations of the Company.  The Company represents and warrants to Holder that the representations and warranties made by the Company in Section 2 of the Agreement are true, correct and complete as of the date hereof. In addition, the Company represents that the Shares necessary for a cash exercise of this Warrant are duly reserved.

10.           Representations and Warranties by the Holder.  The Holder represents and warrants to the Company that the representations and warranties made by the Holder in Section 3 of the Agreement are true, correct and complete as of the date hereof.

11.           Restrictive Legend.

The Shares (unless registered under the Securities Act of 1933, as amended (the “Act”)) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

THE SALE OF SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

12.           Warrants Transferable.  Subject to compliance with the terms and conditions of this Section 12, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 12 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Each certificate representing this Warrant or the Shares transferred in accordance with this Section 12 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.   Notwithstanding the foregoing, Holder may assign this Warrant or the Shares into which such Warrant may be converted to an affiliated entity without the prior written consent of the Company so long as such assignment complies with applicable law.

13.           Rights of Stockholders.  No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

14.           Amendments and Waivers.  Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Majority Holders.  Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon the Company and Holder, it being understood and agreed that such written consent will affect all Warrants and be binding on all holders thereof regardless of whether any particular holder executed such consent.

15.           Notices.  All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid, (c) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address or fax number as set forth on the signature page to the Note or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in according with this Section 14.

16.           Governing Law.  This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

17.           Rights and Obligations Survive Exercise of Warrant.  Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Signature Page Follows]

Issued this ___ day of ___, 2011.

CNS RESPONSE, INC.

By:	/s/
Name
Title

Address:
85 Enterprise, Suite 410 Aliso Viejo, CA 92656

Accepted and agreed:

Name and Position

Address:

________________________________

________________________________

________________________________

EXHIBIT A

NOTICE OF EXERCISE

TO:	CNS Response, Inc.

Attention: Chief Executive Officer

1.           The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the attached Warrant.

2.           Method of Exercise (Please initial the applicable blank):

___
The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________________
(Name)
_________________________________
_________________________________
(Address)

4.           The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant are true and correct as of the date hereof.

______________________________ (Signature)

______________________________ (Name)

______________________________ (Date)	______________________________ (Title)

FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of  ________________________ of CNS Response, Inc. to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address:

Signed in the presence of: